EXHIBIT 99.(G)(5)
AMENDMENT TO CUSTODIAN AGREEMENT
     THIS AMENDMENT to the Custodian Agreement between STI Classic Funds (the “Trust”), a Massachusetts business trust, and SunTrust Bank, formerly known as Trust Company Bank (the “Custodian” or the “Bank”), is made effective as of the19th day of August 2005.
     WHEREAS, the Trust and the Custodian previously entered into a Custodian Agreement, dated as of February 1, 1994, as amended October 1, 2002, and November 25, 2003 (the “Agreement”); and
     WHEREAS, Schedule A of such Agreement (“Schedule A”) which sets forth the list of STI Classic Funds (the “Funds”) for the provision of custody services to be provided under the Agreement; and
     WHEREAS, the Agreement provides that the Custodian may deposit certain securities with any sub-custodian used by the Bank; and
     WHEREAS, the parties desire to amend Schedule A to specifically provide an expanded list of Funds for which the Custodian through the sub-custodian will provide certain custody services.
     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:
     1.      Schedule A of the Agreement is hereby amended to add the following Funds:
FUNDS
STI Classic Aggressive Growth Stock Fund
STI Classic Balanced Fund
STI Classic Capital Appreciation Fund
STI Classic Core Bond Fund
STI Classic Emerging Growth Stock Fund
STI Classic Florida Tax-Exempt Bond Fund
STI Classic Georgia Tax Exempt Bond Fund
STI Classic High Income Fund
STI Classic High Quality Bond Fund
STI Classic Institutional Cash Management Money Market Fund
STI Classic Institutional U.S. Government Securities Money Market Fund
STI Classic Institutional U.S. Treasury Money Market Fund
STI Classic Institutional Municipal Cash Reserve Money Market Fund
STI Classic Institutional Short-Term Bond Fund
STI Classic Intermediate Bond Fund

STI Classic Investment Grade Bond Fund
STI Classic Investment Grade Tax-Exempt Bond Fund
STI Classic Large Cap Relative Value Fund
STI Classic Large Cap Value Equity Fund
STI Classic Life Vision Aggressive Growth Fund
STI Classic Life Vision Conservative Fund
STI Classic Life Vision Growth and Income Fund
STI Classic Life Vision Moderate Growth Fund
STI Classic Life Vision Target Date 2015 Fund
STI Classic Life Vision Target Date 2025 Fund
STI Classic Life Vision Target Date 2035 Fund
STI Classic Limited Duration Fund
STI Classic Limited-Term Federal Mortgage Securities Fund
STI Classic Maryland Municipal Bond Fund
STI Classic Mid-Cap Equity Fund
STI Classic Mid-Cap Value Equity Fund
STI Classic North Carolina Tax-Exempt Bond Fund
STI Classic Prime Quality Money Market Fund
STI Classic Quality Growth Stock Fund
STI Classic Seix High Yield Fund
STI Classic Short-Term Bond Fund
STI Classic Short-Term U.S. Treasury Securities Fund
STI Classic Small Cap Value Equity Fund
STI Classic Small Cap Growth Equity Fund
STI Classic Strategic Quantitative Equity Fund
STI Classic Tax-Exempt Money Market Fund
STI Classic Ultra-Short Bond Fund
STI Classic Total Return Bond Fund
STI Classic U.S. Government Securities Fund
STI Classic U.S. Government Securities Money Market Fund
STI Classic U.S. Government Securities Ultra-Short Bond Fund
STI Classic U.S. Treasury Money Market Fund
STI Classic Virginia Intermediate Municipal Bond Fund
STI Classic Virginia Municipal Bond Fund
STI Classic Virginia Tax-Free Money Market Fund
     2.      Section 5 of the Agreement is hereby amended to read:
(l) The Bank shall appoint a sub-custodian to act as the global custodian for the
Bank on behalf of its customers and to provide related services. The duties of the sub-custodian with respect to the investments of the Bank’s customers are generally comprised of trade settlement in local markets and foreign exchanges, safekeeping and various administrative duties, such as delivering proxy materials to the Bank received by the sub-custodian, that will be performed in accordance with instructions and as reasonable required to effect instructions. A complete description of the

current duties of the sub-custodian is located in the Custodian Agreement entered into between SunTrust Bank and Brown Brothers Harriman & Co, dated August 1, 2003, a copy of which has been delivered to the Trust.
      3.      This amendment is effective as of the                       day of                      , 2005.
IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the date first above written.

STI CLASSIC FUNDS		SUNTRUST BANK

By:	/s/ Deborah Lamb	By:	/s/ Kaxuhir Sekimoto

	Name:		Name:	Kaxuhir Sekimoto
	Its:		Its:	GVP